Exhibit 4.3
BITGO HOLDINGS, INC.
EIGHTH AMENDED AND RESTATED
RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT
THIS EIGHTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made as of February 1, 2024, by and among BITGO HOLDINGS, INC., a Delaware corporation (the “Company”), the Investors set forth on Schedule A (the “Investors”) and the Key Holders set forth on Schedule B (the “Key Holders”).
RECITALS
A.    Certain of the Investors (the “Prior Investors”), the Company and the Key Holders are parties to that certain Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of January 3, 2024 (the “Prior Agreement”).
B.    The Prior Agreement sets forth certain rights of first refusal and co-sale rights granted by the Company and the Key Holders.
C.    The Company has entered into that certain Agreement and Plan of Merger, dated as of January 9, 2024, by and among the Company, Bombardier Acquisition Corp., Brassica Technologies Inc., a Delaware corporation, and Youngro Lee as the Holder Representative (the “Brassica Merger Agreement”), pursuant to which the Company proposes to issue shares of a newly-authorized class of Series C-2 Preferred Stock of the Company (the “Series C-2 Preferred Stock”) and Class A Common Stock (as defined below) as part of the consideration for the transactions contemplated thereby.
D.    The Company, the Key Holders and the Prior Investors sufficient to cause this Agreement to become effective desire to amend and restate the Prior Agreement in its entirety and enter into this Agreement to provide for the rights of the holders of Series C-2 Preferred Stock hereunder.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:
1.    Definitions.
“Harbor Acquisition Agreement” means that certain Acquisition Agreement, dated as of February 18, 2020, by and among the Company, BitGo, Inc., Hafen LLC (as successor-in-interest to Harbor Platform, Inc.), Harbor Technologies, LLC, Harbor Digital Transfer Agent LLC and Portum Capital LLC.
“Affiliate” means, with respect to any specified Investor, any other Investor who, directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any general partner of such Investor, or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Investor.
“Board” means the Board of Directors of the Company, as constituted at the applicable time of determination.
“Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Class A Common Stock issued or issuable upon conversion of Preferred Stock or Class F Common Stock and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or Key Holder (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.
“Change of Control” means a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.
“Class A Common Stock” means shares of Class A Common Stock, $0.0001 par value per share, of the Company.
“Class F Common Stock” means shares of Class F Common Stock, $0.0001 par value per share, of the Company.
“Common Stock” means the Class A Common Stock and Class F Common Stock, collectively.
“Company Notice” means written notice from the Company notifying the selling Key Holders that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Key Holder Transfer.
“Investor Notice” means written notice from an Investor notifying the Company and the selling Key Holder that such Investor intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Key Holder Transfer.
“Investors” means the persons named on Schedule A hereto, each person to whom the rights of an Investor are assigned pursuant to Section 5.10, each person who hereafter becomes a signatory to this Agreement pursuant to Section 5.12 and any one of them, as the context may require; provided, however, that any such person shall cease to be considered an Investor for purposes of this Agreement at any time such person and his, her or its Affiliates collectively hold fewer than 4,400,000 shares of Preferred Stock.
“Key Holders” means the persons named on Schedule B hereto, each person to whom the rights of a Key Holder are assigned pursuant to Section 3.1, each person who hereafter becomes a signatory to this Agreement pursuant to Sections 5.10 or 5.18 and any one of them, as the context may require.
“Lumina Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 31, 2020, by and among the Company, L Tech Merger Sub, Inc., Lumina Technologies, Inc., a Delaware corporation, and Shareholder Representative Services LLC as the Holder Representative referred to therein.
“Original Key Holders” means Joseph William Lee, as Trustee of the Joseph William Lee Trust dated October 11, 2000, Michael A. Belshe, Benjamin P. Davenport and Eric Hahn, but in each case only to the extent that such person or entity remains a Key Holder hereunder.
“Preferred Stock” means the Series Seed Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, the Series B-3 Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series C-2 Preferred Stock, collectively.
“Proposed Key Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Key Holders.
“Proposed Transfer Notice” means written notice from a Key Holder setting forth the terms and conditions of a Proposed Key Holder Transfer.
“Prospective Transferee” means any person to whom a Key Holder proposes to make a Proposed Key Holder Transfer.
“Restated Certificate” means the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended and in effect from time to time.
“Right of Co-Sale” means the right, but not the obligation, of an Investor to participate in a Proposed Key Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice.
“Right of First Refusal” means the right, but not the obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Key Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.
“Secondary Notice” means written notice from the Company notifying the Investors and the selling Key Holder that the Company does not intend to exercise its Right of First Refusal as to all shares of Transfer Stock with respect to any Proposed Key Holder Transfer.
“Secondary Refusal Right” means the right, but not the obligation, of each Investor to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Investors) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.
“Series A Preferred Stock” means the Series A Preferred Stock, $0.0001 par value per share, of the Company.
“Series B Preferred Stock” means the Series B Preferred Stock, $0.0001 par value per share, of the Company.
“Series B-1 Preferred Stock” means the Series B-1 Preferred Stock, $0.0001 par value per share, of the Company.
“Series B-2 Preferred Stock” means the Series B-2 Preferred Stock, $0.0001 par value per share, of the Company.
“Series B-3 Preferred Stock” means the Series B-3 Preferred Stock, $0.0001 par value per share, of the Company.
“Series C Preferred Stock” means the Series C Preferred Stock, $0.0001 par value per share, of the Company.
“Series C-1 Preferred Stock” means the Series C-1 Preferred Stock, $0.0001 par value per share, of the Company.
“Series Seed Preferred Stock” means the Series Seed Preferred Stock, $0.0001 par value per share, of the Company.
“Transfer Stock” means shares of Capital Stock owned by a Key Holder, or issued to a Key Holder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), but does not include any shares of Preferred Stock (other than Series B-3 Preferred Stock) or Class A Common Stock issued or issuable upon conversion of Preferred Stock (other than Series B-3 Preferred Stock).
“Undersubscription Notice” means written notice from an Investor notifying the Company and the selling Key Holder that such Investor intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.
2.    Agreement Among the Company, the Investors and the Key Holders.
2.1    Right of First Refusal.
(a)    Grant. Subject to the terms of Section 3 below, each Key Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Key Holder may propose to transfer in a Proposed Key Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b)    Notice. Each Key Holder proposing to make a Proposed Key Holder Transfer must deliver a Proposed Transfer Notice to the Company and each Investor not later than twenty-eight (28) days prior to the consummation of such Proposed Key Holder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Key Holder Transfer and the identity of the Prospective Transferee. To exercise its Right of First Refusal under this Section 2, the Company must deliver a Company Notice to the selling Key Holder within fourteen (14) days after delivery of the Proposed Transfer Notice. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Key Holder with the Company that contains a preexisting right of first refusal over Transfer Stock, the Company and the Key Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Section 2.1(a) and this Section 2.1(b).
(c)    Grant of Secondary Refusal Right to Investors. Subject to the terms of Section 3 below, each Key Holder hereby unconditionally and irrevocably grants to the Investors a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal. If the Company does not intend to exercise its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Key Holder Transfer under Section 2.1(b), then the Company shall deliver a Secondary Notice to the selling Key Holder and to each Investor to that effect no later than fourteen (14) days after the selling Key Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, an Investor must deliver an Investor Notice to the selling Key Holder and the Company within fourteen (14) days after the Company’s delivery of the Secondary Notice to such Investor as provided in the preceding sentence.
(d)    Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the Investors with respect to some but not all of the Transfer Stock by the end of the fourteen (14)-day period specified in the last sentence of Section 2.1(c) (the “Investor Notice Period”), then the Company shall, immediately after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Section 2.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the selling Key Holder and the Company within three (3) days after the expiration of the Investor Notice Period. In the event that there are two or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 2.1(d) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, then the Company shall immediately notify all of the Exercising Investors and the selling Key Holder of that fact.

(e)    Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board (including the directors elected by the holders of Preferred Stock) and as set forth in the Company Notice. However, if the terms and conditions of the Proposed Transfer Notice includes an all-cash alternative to the non-cash consideration, then the Board may not value the non-cash consideration to be less than the value of the all-cash alternative. If the Company or any Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, then the Company or such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Investors shall take place, and all payments from the Company and the Investors shall have been delivered to the selling Key Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Key Holder Transfer, (ii) thirty-one (31) days after delivery of the Proposed Transfer Notice, or (iii) thirty-four (34) days after delivery of the Proposed Transfer Notice if the purchase includes non-cash consideration.
(f)    Conversion to Class A Common Stock. Notwithstanding anything herein to the contrary, each Key Holder may only sell shares of such Key Holder’s Transfer Stock after their conversion to Class A Common Stock. Without limiting the foregoing, in the event that any Key Holder directly or indirectly transfers beneficial ownership of any Class F Common Stock to a person or entity other than an Investor, one of the Original Key Holders, or a “family member” or other transferee contemplated by Section 3.1(c) hereof, whether in accordance with this Section 2.1 or otherwise, such Key Holder hereby irrevocably and unconditionally elects to convert any such transferred shares of Class F Common Stock into Class A Common Stock pursuant to Section IV(B)(4)(a)(viii) of the Restated Certificate, effective immediately prior to the consummation or effective time or date of such transfer; it being understood that the Investors and the Company have granted certain rights and privileges to the original Key Holders as holders of Class F Common Stock in connection with the sale of Series B Preferred Stock pursuant to the Series B Preferred Purchase Agreement, dated as of December 1, 2017, by and among the Company and certain Investors named therein, which the parties agree will not be permitted to be assigned or transferred to any such other person or entity, whether in connection with a sale or transfer of such Class F Common Stock or otherwise. The Company shall use its best efforts to facilitate the conversion and the required transfer of stock certificate or certificates to their respective purchasers.
2.2    Right of Co-Sale.
(a)    Exercise of Right. If any Transfer Stock subject to a Proposed Key Holder Transfer is not purchased pursuant to Section 2.1 above and thereafter is to be sold to a Prospective Transferee, then each respective Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Key Holder Transfer as set forth in Section 2.2(b) below and otherwise on the same terms and conditions specified in the Proposed Transfer Notice (provided, that if an Investor wishes to sell Preferred Stock, then the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Stock into Class A Common Stock). Each Investor who desires to exercise its Right of Co-Sale must give the selling Key Holder written notice to that effect within fourteen (14) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Investor shall be deemed to have effectively exercised its Right of Co-Sale.
(b)    Shares Includable. Each Investor who timely exercises such Investor’s Right of Co-Sale by delivering the written notice provided for above in Section 2.2(a) may include in the Proposed Key Holder Transfer all or any part of such Investor’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Key Holder Transfer (excluding shares purchased by the Company or the Investors pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Investor immediately before consummation of the Proposed Key Holder Transfer (including any shares that such Investor has agreed to purchase pursuant to the Secondary Refusal Right) and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Investors immediately prior to the consummation of the Proposed Key Holder Transfer (including any shares that all Investors have collectively agreed to purchase pursuant to the Secondary Refusal Right), plus the number of shares of Transfer Stock held by the selling Key Holder. To the extent that one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Key Holder may sell in the Proposed Key Holder Transfer shall be correspondingly reduced.
(c)    Delivery of Certificates. Each Investor shall effect its participation in the Proposed Key Holder Transfer by delivering to the transferring Key Holder, no later than fifteen (15) days after such Investor’s exercise of its Right of Co- Sale, one or more stock certificates, properly endorsed for transfer to the Prospective Transferee, representing:
(i)    the number of shares of Common Stock that such Investor elects to include in the Proposed Key Holder Transfer; or
(ii)    the number of shares of Preferred Stock that is at such time convertible into the number of shares of Common Stock that such Investor elects to include in the Proposed Key Holder Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preferred Stock in lieu of Common Stock, then such Investor shall first convert the Preferred Stock into Common Stock and instead deliver Common Stock as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.
(d)    Purchase Agreement. The parties hereby agree that the terms and conditions of any sale pursuant to this Section 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 2.2.
(e)    Deliveries. Each stock certificate that an Investor delivers to the selling Key Holder pursuant to Section 2.2(c) above will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the selling Key Holder shall concurrently therewith remit or direct payment to each Investor the portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. If any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Investor exercising its Right of Co-Sale hereunder, then no Key Holder may sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Investor on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice.
(f)    Allocation of Consideration. In the event that the Proposed Key Holder Transfer constitutes a Change of Control, the aggregate consideration from such transfer shall be allocated to the participating Investors and the selling Key Holder in accordance with the Restated Certificate as if such transfer were a Deemed Liquidation Event (as defined in the Restated Certificate). In the event that a portion of the aggregate consideration is placed into escrow (i) the portion of such consideration that is not placed in escrow (the “Initial Consideration”) shall be allocated in accordance with the Restated Certificate as if the Initial Consideration were the only consideration payable in connection with such transfer, and (ii) any additional consideration which becomes subsequently payable shall be allocated in accordance with the Restated Certificate after taking into account the previous payment of the Initial Consideration as part of the same transfer.
(g)    Additional Compliance. If any Proposed Key Holder Transfer is not consummated within sixty (60) days after receipt of the Proposed Transfer Notice by the Company, the Key Holders proposing the Proposed Key Holder Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 2.2.
2.3    Effect of Failure to Comply.
(a)    Transfer Void; Equitable Relief. Any Proposed Key Holder Transfer or Deemed Liquidation Event (as defined in the Restated Certificate) not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock or other capital stock of the Company not made in strict compliance with this Agreement).
(b)    Violation of First Refusal Right. If any Key Holder becomes obligated to sell any Transfer Stock to the Company or any Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, then the Company and/or such Investor may, at its option, in addition to all other remedies it may have, send to such Key Holder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books the certificate or certificates representing the Transfer Stock to be sold.
(c)    Violation of Co-Sale Right. If any Key Holder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), then each Investor who desires to exercise its Right of Co-Sale under Section 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Key Holder to purchase from such Investor the type and number of shares of Capital Stock that such Investor would have been entitled to sell to the Prospective Transferee under Section 2.2 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 2.2. The sale will be made on the same terms and subject to the same conditions as would have applied had the Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 2.2. Such Key Holder shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 2.2.
(d)    Contravening Bylaws. The Company will not adopt bylaws or grant rights that would preempt or contravene the Investors’ rights set forth under Section 2.
3.    Exempt Transfers.
3.1    Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1 and 2.2 shall not apply: (a) to a repurchase of Transfer Stock from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board, (b) to a sale or transfer of Transfer Stock from a Key Holder to one of the Original Key Holders, so long as each Key Holder to whom Transfer Stock is being transferred is then bound by this Agreement as a “Key Holder” thereunder, (c) upon a transfer of Transfer Stock by such Key Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative approved by unanimous consent of the Board or designated as a beneficiary of the trust identified as a Key Holder on Schedule B, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests that are owned wholly by, such Key Holder or any such family members, (d) to the forfeiture of Transfer Stock to the Company pursuant to the indemnification and forfeiture provisions set forth in the Brassica Merger Agreement, the Lumina Merger Agreement or the Harbor Acquisition Agreement, as the case may be, or (e) to a Key Holder’s conversion into a different entity form, such as a conversion from a corporation into a limited liability company; provided, that in the case of clauses (b) and (c), the Key Holder shall deliver prior written notice to the Investors of such pledge, gift or transfer (other than transfer by will, intestacy, or trust if such transfer results from death) and, in the case of clauses (b), (c) and (e), such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder with respect to Proposed Key Holder Transfers of such Transfer Stock pursuant to Section 2.
3.2    Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1 and 2.2 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”), or (b) pursuant to a Deemed Liquidation Event.
4.    Legend. Each certificate representing shares of Transfer Stock held by the Key Holders or issued to any permitted transferee in connection with a transfer permitted by Section 3.1 hereof shall be endorsed with the following legend:
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.
Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.
5.    Miscellaneous.
5.1    Additional Key Holders. In the event that, after the date of this Agreement, the Company issues shares of its capital stock to any employee or consultant, which shares would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Class A Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), the Company shall, as a condition to such issuance, cause such employee or consultant to execute a counterpart signature page hereto as a Key Holder, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder, and no consent shall be necessary to add any such additional Key Holders as signatories to this Agreement and update Schedule B accordingly.
5.2    Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the Company’s initial Public Offering, and (b) the consummation of a Deemed Liquidation Event.

5.3    Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.
5.4    Ownership. Each Key Holder represents and warrants that such Key Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).
5.5    Choice of Forum. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Northern District of California or any court of the State of California having subject matter jurisdiction. Further, the parties hereby waive their right to a jury, and will not request a jury, in any trial pursuant to this Section 5.5.
5.6    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereof, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.6. If notice is given to the Company, then it shall be sent to BitGo Holdings, Inc., 2443 Ash Street, Palo Alto, CA 94306, Attention: Chief Executive Officer; and a copy (which shall not constitute notice) shall also be sent to Sheppard, Mullin, Richter & Hampton LLP, Attn: Andrew S. Kreider, 333 S. Hope Street, 43rd Floor, Los Angeles, CA 90071.
5.7    Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), together with the indemnification and forfeiture provisions set forth in the Brassica Merger Agreement, the Lumina Merger Agreement and the Harbor Acquisition Agreement, as applicable, the Restated Certificate, the Eighth Amended and Restated Investors’ Rights Agreement, the Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, and the Eighth Amended and Restated Voting Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
5.8    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
5.9    Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Sections 5.1 and 5.12) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders holding a majority of the shares of Transfer Stock then held by all of the Key Holders who are then providing services to the Company as officers, employees or consultants, and (c) the holders of a majority of the shares of the Preferred Stock held by the Investors (voting as a single class and on an as-converted basis). Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other stockholder entered into or approved such amendment, modification, termination or waiver. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Notwithstanding anything herein to the contrary, this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the specific rights of a series of Preferred Stock differently than another series of Preferred Stock without the written consent of the holders of at least a majority of such series of Preferred Stock, provided, that, for purposes of this Agreement, any amendment, termination or waiver that impacts the Series B-3 Preferred Stock in a different or disproportionate manner from the other series of Preferred Stock by virtue of the inclusion of the Series B-3 Preferred Stock in the definition of “Transfer

Stock” herein shall not for such reason be deemed to affect adversely the specific rights of the Series B-3 Preferred Stock differently than another series of Preferred Stock. Notwithstanding anything herein to the contrary, Section 5.10(c), as such provision relates to Goldman Sachs PSI Global Holdings, LLC (together with its Affiliates, “Goldman”), may not be amended or terminated and the observance of any term of such Section of this Agreement may not be waived without the prior written consent of Goldman.
5.10    Assignment of Rights.
(a)    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(b)    Any successor or permitted assignee of any Key Holder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.
(c)    The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except (i) by an Investor to any Affiliate or (ii) to an assignee or transferee who acquires at least 100,000 shares of Capital Stock (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction) or (iii) by Goldman to any transferee of shares of Capital Stock pursuant to a transfer made by Goldman in connection with any Regulatory Event (as defined in that certain Eighth Amended and Restated Investors’ Rights Agreement, of even date herewith, by and among the Company and the other parties thereto (as may be amended, restated, supplemented or modified from time to time in accordance with the terms therewith)), it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i), (ii) or (iii) shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.
(d)    Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.
5.11    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
5.12    Additional Investors. If the Company issues additional shares of Series C-2 Preferred Stock pursuant to the Brassica Merger Agreement after the date hereof, then any purchaser of such shares of Series C-2 Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder, and no consent shall be necessary to add such additional Investors as signatories to this Agreement and update Schedule A accordingly.
5.13    Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.
5.14    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
5.15    Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
5.16    Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
5.17    Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Key Holders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.
5.18    Consent of Spouse. If any Key Holder is married on the date of this Agreement, then such Key Holder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Key Holder’s shares of Transfer Stock that do not otherwise exist by operation of law or the agreement of the parties. This Section 5.18 will not apply to a Key Holder taking Common Stock as trustee of a trust.
5.19    Effect on Prior Agreement. Upon its execution by the requisite parties, this Agreement amends, restates and supersedes the Prior Agreement in its entirety.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

COMPANY:

BITGO HOLDINGS, INC.

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Chief Executive Officer
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

KEY HOLDER:

MICHAEL A. BELSHE

By: /s/ Michael A. Belshe
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

KEY HOLDER:

THE AB GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

KEY HOLDER:

THE CB GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

KEY HOLDER:

THE CW GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

KEY HOLDER:

THE ZW GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

KEY HOLDER:

THE CB NON-GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

KEY HOLDER:

THE AB NON-GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

KEY HOLDER:

THE CW NON-GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

KEY HOLDER:

THE ZW NON-GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

INVESTOR:

VALOR DIGITAL INVESTMENTS, LLC – SERIES ONE

By: /s/ Antonio Gracias
Name: Antonio Gracias
Title: Manager
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

INVESTOR:

REDPOINT VENTURES V L.P

By: Redpoint Ventures V, LLC
Its: General Partner

REDPOINT ASSOCIATES V, LLC, as nominee

By: /s/ Jeffrey D. Brody
Name: Jeffrey D. Brody
Title: Managing Director
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

INVESTOR:

CRAFT VENTURES I, L.P.

CRAFT VENTURES I-A, L.P.

CRAFT VENTURES I-B, L.P.

By: /s/ Mark Woolway
Name: Mark Woolway
Title: Chief Operating Officer
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

INVESTOR:

BRIDGESCALE OPPORTUNITIES III, L.P.

By: /s/ Matthew T. Cowan
Name: Matthew T. Cowan
Title: Managing Director
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

INVESTOR:

BRIDGESCALE PARTNERS, L.P.

By: /s/ Matthew T. Cowan
Name: Matthew T. Cowan
Title: Managing Director
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement effective as of the day and year first above written.

INVESTOR:

RADAR PARTNERS III, L.P.

By: /s/ Matthew T. Cowan
Name: Kevin Compton
Title: Manager / Member
Signature Page to
Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement

SCHEDULE A
Schedule A – Page 1

SCHEDULE B
Schedule B – Page 1

EXHIBIT A
CONSENT OF SPOUSE
I, ___________________, spouse of ___________________ , acknowledge that I have read the Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of February 1, 2024, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding certain rights to certain other holders of Capital Stock of the Company upon a Proposed Key Holder Transfer of shares of Transfer Stock of the Company which my spouse may own including any interest I might have therein.
I hereby agree that my interest, if any, in any shares of Transfer Stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of Transfer Stock of the Company shall be similarly bound by the Agreement.
I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.
Dated as of     ____________, 20__

Signature

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